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                                  PRESS RELEASE
                                  =============

PATAPSCO BANCORP, INC.
FOR FURTHER INFORMATION CONTACT MICHAEL J. DEE, PRESIDENT
410-285-9313 (EMAIL: MDEE@PATAPSCOBANK.COM)


              PATAPSCO BANCORP, INC. ANNOUNCES 2nd QUARTER EARNINGS
              -----------------------------------------------------

Baltimore, Md. January 22, 2010 - Patapsco Bancorp, Inc. (OTC, Electronic Bulletin Board: PATD), the parent company of The Patapsco Bank, announced earnings of $105,000 for the Company's six months ended December 31, 2009 compared to a net loss of ($294,000) for the comparable period in the prior year. Due to the dividends paid on outstanding preferred stock, the Company recorded a net loss to common shareholders for the period of ($0.03) per share as compared to ($0.16) per share in the comparable period.

      For the second quarter of the Company's fiscal year 2010 which ended December 31, 2009, the Company announced earnings of $49,000 and a net loss to common shareholders of ($0.02) per share as compared to a net loss of ($483,000) or ($0.26) per share for the comparable period in the prior year.

      The Company's results were significantly impacted by a $398,000 provision for loan losses incurred during the quarter. This amount is 70% lower than the provision incurred during the quarter ended December 31, 2008. Non-performing assets of The Patapsco Bank were 5.65% of total assets at December 31, 2009 as compared to 4.66% of total assets at June 30, 2009. The provision for loan losses for the six months ended December 31, 2009 totaled $792,000, a 49% reduction compared to the $1.6 million recorded in the comparable period last year. The ratio of the allowance for loan losses to total loans was 1.54% at December 31, 2009, compared to 1.37% at June 30, 2009 and 1.23% December 31, 2008.

      As of December 31, 2009, the Company reported assets of $261 million, loans of $212 million, deposits of $213 million and total stockholders' equity of $19.8 million compared to assets of $268 million, loans of $217 million, deposits of $208 million and total stockholders' equity $19.7 million at June 30, 2009, the Company's previous fiscal year end.

      Attached hereto is a summary of the unaudited financial highlights for the period and a comparison to the same period in the previous year.

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      The Patapsco Bank serves its community from its Baltimore County offices located in Dundalk, Glen Arm, Glen Meadows, Carney and its Baltimore City office located in Hampden.

      When used in this Press Release, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in Patapsco Bancorp's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in Patapsco Bancorp's market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Patapsco Bancorp wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Patapsco Bancorp wishes to advise readers that the factors listed above could affect Patapsco Bancorp's financial performance and could cause Patapsco Bancorp's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

      Patapsco Bancorp does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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
FINANCIAL HIGHLIGHTS (UNAUDITED)
PATAPSCO BANCORP, INC. AND SUBSIDIARY
--------------------------------------------------------------------------------------------------------
                                                For the Six Months Ended     For the Three Months Ended
                                                      December 31,                December 31,
                                                ------------------------     --------------------------
(Dollars in thousands, except per share data)     2009            2008         2009              2008
--------------------------------------------------------------------------------------------------------
OPERATING RESULTS:
Interest Income                                 $7,253           $8,283       $3,525            $4,138
Interest Expense                                 2,887            3,677        1,343             1,834
                                                ------           ------       ------            ------
  Net Interest Income                            4,366            4,606        2,182             2,304
Provision For Loan Losses                          792            1,560          398             1,310
                                                ------           ------       ------            ------
  Net Interest Income After Provision
    for Loan Losses                              3,574            3,046        1,784               994
Other Noninterest Income                           405              426          191               198
Noninterest Expense                              3,818            3,969        1,900             1,994
Income Tax Expense/(Benefit)                        56             (203)          26              (319)
                                                ------           ------       ------            ------
  Net Income/(Loss)                                105             (294)          49              (483)
Preferred Stock Dividends                          163               13           82                13
                                                ------           ------       ------            ------
  Net Income/(Loss) Available for Common
    Shareholders                                  ($58)           ($307)        ($33)            ($496)
                                                ======           ======       ======            ======

PER SHARE DATA:
Net Income/(Loss) per Common Share, Basic       ($0.03)          ($0.16)      ($0.02)           ($0.26)
Net Income/(Loss) per Common Share, Diluted     ($0.03)          ($0.16)      ($0.02)           ($0.26)

Book Value per Common Share                      $7.09            $9.89
Tangible Book Value per Common Share (1)         $6.98            $8.21
Period-End Common Stock Price                    $2.70            $3.70
Common Stock Price as a Percentage of
  Tangible Book Value                            38.68%           45.07%

PERFORMANCE RATIOS: (2)
Return on Average Assets                          0.08%           -0.23%        0.07%            -0.74%
Return on Average Equity                          1.05%           -2.95%        0.98%            -9.47%
Net Interest Margin                               3.46%            3.69%        3.49%             3.64%
Net Interest Spread                               3.28%            3.44%        3.32%             3.40%

                                                                At
                                                   -----------------------------
                                                   December 31,        June 30,
                                                       2009              2009
                                                   -----------------------------
BALANCES:
Net Loans                                           $212,444           $216,927
Total Assets                                        $261,057           $268,367
Deposits                                            $212,828           $207,795
Borrowings                                          $ 27,100           $ 39,300
Stockholders' Equity                                $ 19,767           $ 19,692

CAPITAL & CREDIT QUALITY RATIOS:
Bank Leverage ratio                                     8.29%              7.98%
Bank Tier 1 Risked Based ratio                         10.72%             10.33%
Bank Total Risked Based ratio                          11.97%             11.58%
Allowance For Loan Losses to Total Loans                1.54%              1.37%
Nonperforming Assets to Total Assets                    5.65%              4.66%

(1) Tangible book value per share deducts intangible assets from common equity.
(2) Amounts for the three and six month periods ended December 31, 2009 and 2008 are annualized.